Exhibit 99.1

Company Contact:	Investor Contact:	New Mountain Contact:

Nicole Collins	Sharon Merrill Associates	Dana Gorman

(978) 656-3594	(617) 542-5300	Abernathy MacGregor

NCollins@trcsolutions.com	trr@investorrelations.com	(212) 371-5999

dtg@abmac.com

TRC Stockholders Approve Merger With Affiliates of New Mountain Capital

LOWELL, Mass., June 8, 2017 —  TRC Companies, Inc. (NYSE: TRR) (“TRC”), a recognized leader in engineering, environmental consulting and construction-management services, today announced that TRC stockholders adopted the definitive merger agreement with affiliates of New Mountain Partners IV, L.P. (“NMC”) dated as of March 30, 2017, with approximately 85.0 percent of shares outstanding and entitled to vote as of the record date cast in favor of the proposal at the special stockholders’ meeting.

As announced on March 31, 2017, TRC and certain affiliates of NMC, an investment fund managed by New Mountain Capital, L.L.C., entered into a definitive merger agreement under which such affiliates of NMC would acquire TRC in an all-cash transaction valued at $17.55 per share of TRC’s outstanding common stock. TRC stockholder approval was a condition to the merger. With approval by TRC stockholders, TRC and NMC expect to complete the transaction later this month.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC (www.TRCsolutions.com) is a national engineering, environmental consulting and construction management firm that provides integrated services to the power, environmental, infrastructure and oil and gas markets. TRC serves a broad range of commercial, industrial and government clients, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. TRC trades on the NYSE under the symbol TRR. Follow us on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

About New Mountain Capital

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, public equity and credit funds with approximately $15 billion in aggregate capital commitments. New Mountain Capital seeks out what it believes to be the highest-quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit www.newmountaincapital.com.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the proposed transaction and business combination among certain affiliates of NMC and TRC, including statements regarding the benefits and the anticipated timing of the transactions. Investors can generally identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. Investors should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of TRC’s future results of operations or of its financial condition, or state other “forward-looking” information. There may be events in the future that TRC is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, (i) the risk that the proposed transactions may not be completed in a timely manner or at all, which may adversely affect TRC’s business and the price of the common stock of TRC, (ii) the failure to satisfy the conditions to the consummation of the proposed transactions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transactions on TRC’s business relationships, operating results, and business generally, (v) risks that the proposed transactions disrupt current plans and operations of TRC and potential difficulties in TRC’s employee retention as a result of the transactions, (vi) risks related to diverting management’s attention from TRC’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against TRC, its officers or directors related to the merger agreement or the proposed transactions, (viii) the possibility that competing offers or acquisition proposals for TRC will be made, (ix) the ability of NMC to implement its plans, forecasts, and other expectations with respect to TRC’s business after the completion of the proposed transactions and realize additional opportunities for growth and innovation and (x) the risk that the merger agreement may be terminated in circumstances that would require TRC to pay the affiliates of NMC the termination fee provided under the merger agreement. In addition, please refer to TRC’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and TRC assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.